POWER OF ATTORNEY


The undersigned directors of Borg-Warner Automotive, Inc. (the
"Corporation")hereby appoint John F. Fiedler as their true and lawful attorney-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Act of 1933, as amended, any and all Registration Statements (including any and all amendments or post-effective amendments thereto) relating to the following retirement plans:

     1. Borg-Warner Automotive Morse TEC Corporation Ithaca Retirement Savings Plan as Amended and Restated

     2.   Borg-Warner Automotive, Inc. Retirement Savings Plan

     3. Borg-Warner Automotive Diversified Transmission Products Corporation Muncie Plant Local 287 Retirement Investment Plan

     4. Borg-Warner Automotive Air/Fluid Systems Corporation Retirement Savings Plan

     5. Borg-Warner Automotive Westran Savings Plan, formerly named the Borg-Warner Automotive Automatic Transmission Systems Corporation, Sterling Heights Plant Savings Plan

     6. Borg-Warner Automotive Turbo Systems Corporation Retirement Savings Plan, formerly named the Borg-Warner Automotive Automatic Transmission Systems Corporation, Romulus Plant Retirement Savings Plan

     7. Borg-Warner Automotive Fuel Systems Corporation Retirement Savings Plan, formerly named the Borg-Warner Automotive Automatic Transmission Systems Corporation Plymouth Retirement Savings Plan

     8.   Borg-Warner Automotive Medallion Retirement Savings Plan

This Power of Attorney automatically ends upon the termination of Mr. Fiedler's service with the Corporation.

In witness whereof, the undersigned have executed this Power of Attorney on this 30th day of July, 1999.

/s/ JERE A. DRUMMOND                    /s/ ANDREW F. BRIMMER
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JERE A. DRUMMOND                        ANDREW F. BRIMMER

/s/ IVAN W. GORR                        /s/ WILLIAM E. BUTLER
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IVAN W. GORR                            WILLIAM E. BUTLER

/s/ PAUL E. GLASKE                      /s/ JOHN RAU
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PAUL E. GLASKE                          JOHN RAU

/s/ ALEXIS P. MICHAS                    /s/ JAMES J. KERLEY
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ALEXIS P. MICHAS                        JAMES J. KERLEY

/s/ PHYLLIS O. BONANNO
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PHYLLIS O. BONANNO